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                                                                  Exhibit 5.1

                          [McGuireWoods LLP Letterhead]

                                November 20, 2001

Markel Corporation
4521 Highwoods Parkway
Glen Allen, Virginia  23060

Ladies and Gentlemen:

               We have advised Markel Corporation, a Virginia corporation (the "Company"), in connection with (i) the Registration Statement on Form S-3 as amended (File No. 333-71952) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission and
          (ii) the issuance of up to 1,380,000 common shares, no par value (the "Common Shares") of the Company as described in the Company's Prospectus Supplement, dated November 15, 2001 (the "Prospectus Supplement") and related Prospectus, dated October 31, 2001 (the "Prospectus"), and the public offering of the Common Shares pursuant to an Underwriting Agreement, dated November 15, 2001, between the Company and Goldman, Sachs & Co., and the related Pricing Agreement, dated November 15, 2001, among the Company, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Salomon Smith Barney Inc. as representatives for the underwriters attached as
          Schedule I to the Pricing Agreement.

               We have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have considered necessary or appropriate for the purpose of this opinion.

               On the basis of such examination and review, we advise you that, in our opinion, the Common Shares are duly authorized and when issued and sold in the manner set forth in the Registration Statement and the Prospectus Supplement will be duly issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K. We also consent to the incorporation of this opinion by reference in the Registration Statement and to references to us under the headings "Legal Matters" in the Prospectus and "Validity of the Common Shares" in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                   Very truly yours,

                                                   /S/ McGuireWoods LLP